Exhibit 5.1

JONES DAY

North Point  •  901 Lakeside Avenue  •  Cleveland, Ohio 44114-1190

TELEPHONE: (216) 586-3939  •  FACSIMILE: (216) 579-0212

July 1, 2011

Marathon Petroleum Corporation

539 South Main Street

Findlay, Ohio 45840-3229

Re:	Registration Statement on Form S-3 Filed by Marathon Petroleum Corporation

Ladies and Gentlemen:

We have acted as counsel for Marathon Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the Marathon Petroleum Corporation Amended and Restated 2011 Incentive Compensation Plan (the “Plan”) and the authorization of the possible issuance and sale from time to time by the Company of 1,100,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company that may be issued or delivered and sold pursuant to the Plan. In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plan and the authorized forms of stock option and stock appreciation rights award agreements thereunder will be, when issued or delivered and sold in accordance with such Plan and agreements, validly issued, fully paid and nonassessable, provided that the consideration for such Shares is at least equal to the stated par value thereof.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of any other laws of the State of Delaware or the laws of any other jurisdiction.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan and the applicable award agreements will be in full force and effect at all times at which such Shares are issued or delivered and sold by the Company, and the Company will take no action inconsistent with such resolutions.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3, and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required

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JONES DAY

Marathon Petroleum Corporation

July 1, 2011

under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day